Exhibit 10.2

STOCK OPTION AGREEMENT

UNDER THE

IBERIABANK CORPORATION

2005 STOCK INCENTIVE PLAN

THIS AGREEMENT entered into as of GRANT DATE, between IBERIABANK Corporation (“IBKC”) and RECIPIENT (“Optionee”) (the “Agreement”), in accordance with the terms of the IBERIABANK Corporation 2005 Stock Incentive Plan (the “Plan”). Capitalized terms shall have the same meaning as set forth in the Plan, unless the context clearly indicates otherwise.

1. Grant of Option

1.1 IBKC hereby grants to Optionee effective GRANT DATE (the “Date of Grant”), the option to purchase up to SHARES GRANTED shares of Common Stock (the “Option”) at an exercise price of $EXERCISE PRICE per share (the “Exercise Price”). (1) The Option shall vest, become exercisable and expire as provided in Section 2 below.

1.2 The Option is intended to be treated as an incentive stock option (an “ISO”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), unless designated herein as a non-qualified stock option (a “Non-ISO”). If the Option is designated as an ISO and is not eligible for such treatment, the ineligible portion shall be treated as a Non-ISO.

2. Time of Exercise

2.1 Subject to the provisions of the Plan and this Agreement, the Optionee shall be entitled to exercise the Option as follows:

Years of Continuous Employment After Date of Grant of Option	Percentage of Total Shares Of Common Stock Subject to Option Which May be Exercised
After 1 year	14.286	(2)
After 2 years	28.572
After 3 years	42.858
After 4 years	57.144
After 5 years	71.430
After 6 years	85.716
After 7 years	100.000

(1)	The exercise price of must be at least 100% of the Fair Market Value.
(2)	Option can be exercised to receive stock beginning one year from grant; however, you must hold the stock for two years from the date of the grant of the Option and for one year after exercise of such option in order to receive most favorable tax treatment. Optionees should consult their own tax advisor in determining individual tax consequences.

2.2 The Option shall expire and may not be exercised later than ten years following the Date of Grant.

2.3 Notwithstanding the foregoing, the Option shall become accelerated and immediately exercisable: (i) in the event of Optionee’s termination of employment as a result of death or disability, and (ii) pursuant to the provisions of Section 6(h) of the Plan.

2.4 The Option shall be exercised in the manner set forth in the Plan, using the exercise form attached hereto as Exhibit A.

3. Conditions for Exercise of Option

During Optionee’s lifetime, the Option may be exercised only by the Optionee or by the Optionee’s guardian or legal representative. The Option must be exercised while Optionee is employed by IBKC, or, to the extent the Option is vested at the time of termination of employment, but not later than ninety (90) days after the date on which the Optionee ceases to be an employee, except that if the Optionee ceases to be an employee because of death or disability, the vested Options may be exercised within one year from the earlier of the Optionee’s death, disability or the date the Optionee ceases to be an employee, if earlier, provided, however, that no Option may be exercised later than 10 years after the Date of Grant. In the event the Optionee ceases service to the Company because of his or her retirement, the Optionee shall have the right to exercise the Option at any time within six (6) months following such termination to the extent the Option is otherwise exercisable as of the date of the Optionee’s termination of service.

4. Additional Conditions

4.1. Anything in this Agreement to the contrary notwithstanding, if at any time IBKC further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant to the exercise of an Option is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to IBKC.

4.2. In the event the Optionee is discharged from the employ of IBKC or a subsidiary company for Cause, as defined in the Plan, the Optionee shall forfeit the right to exercise any portion of this Option, which shall immediately null and void.

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5. Taxes

IBKC may make such provisions as it may deem appropriate for the withholding of any federal, state and local taxes that it determines are required to be withheld on the exercise of the Option. By signing this Option, the Optionee agrees that he or she is solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Sections 409A or 4999 of the Code) and that IBKC shall not have any obligation whatsoever to pay such taxes.

6. Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

7. Inconsistent Provisions

The Option granted hereby is subject to the provisions of the Plan. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.

8. Adjustments to Option

Appropriate adjustments shall be made to the number and class of shares of Common Stock subject to the Option and to the exercise price in accordance with Section 13 of the Plan.

9. Termination of Option

The Committee, in its sole discretion, may terminate the Option. However, no termination may adversely affect the rights of Optionee to the extent that the Option is currently vested on the date of such termination.

10. Designation of Beneficiary

The Optionee may expressly designate beneficiary to his or her interest (the “Beneficiary”), if any, to this Option by completing and executing a designation of beneficiary agreement substantially in the form attached to this Agreement as Exhibit B (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to IBKC.

11. Notices

Any notice or communication required or permitted by any provision of this Agreement to be given to Optionee shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to Optionee at the last address that the Company had for Optionee on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Option. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

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12. Modifications

This Agreement may be modified or amended at any time, provided that Optionee must consent in writing to any modification that adversely alters or impairs any rights or obligations under this Option.

13. Headings.

Section and other headings contained in this Option are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Option or any provision hereof.

14. Severability

Every provision of this Option and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

15. Governing Law

The laws of the State of Louisiana shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

16. Counterparts

This Option may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties hereto have caused this Option to be executed as of the day and year first above written.

IBERIABANK CORPORATION

By:
A duly designated representative of the Company

Optionee

Attest:

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Exhibit A

IBERIABANK CORPORATION

Form for Exercise of Stock Option for 2005 Stock Incentive Plan

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

Dear Sir or Madam:

The undersigned elects to exercise his/her Incentive Stock Option to purchase              shares of Common Stock of IBERIABANK Corporation (the “Company”) under and pursuant to a Stock Option Agreement dated as of                     .

1. ☐ Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock held by the undersigned for at least six months*, valued at the closing sale price of the stock on the business day prior to the date of exercise, as follows:

$	in cash or check

$	in the form of shares of Common Stock,

valued at $ per share
$	Total

2. ☐ Delivered herewith are irrevocable instructions to a broker approved by the Company to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.**

If method 1 is chosen, the name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number

Very truly yours,

Date	Optionee

*	The six months requirement may be waived by the Compensation Committee
**	This method must be approved in advance by the Compensation Committee

Exhibit B

IBERIABANK CORPORATION

Designation of Beneficiary

In the event of my death or “Disability” within the meaning of the IBERIABANK Corporation 2005 Stock Incentive Plan (the “Plan”), I hereby designate the following person to be my beneficiary for the Award(s) (within the meaning of the Plan) identified below:

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation of mine relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or ever receive in the future under the Plan.

☐	the Award that I received pursuant to an Option dated , between me and [Company] (the “Company”).

I understand that this beneficiary designation operates to entitle the above-named beneficiary to succeed, in the event of my death, to any and all of my rights under the Award(s) designated above, and shall be effective from the date this form is delivered to the Company until such date as I revoke this designation. A revocation shall occur only if I deliver to an executive officer of the Company either (i) a written revocation of this designation that is signed by me and notarized, or (ii) a designation of death beneficiary, in the form set forth herein, that is executed and notarized on a later date.

Date:

Your Signature:

Your Name (printed):

Sworn to before me this
day of , 200

Notary Public

County of
State of